                                            AMSOUTH MUTUAL FUNDS
                                            EXHIBIT 16
                                            TOTAL RETURN

                                            AMSOUTH MUNICIPAL BOND FUND
                                            PREMIER SHARES


       AVERAGE ANNUAL TOTAL RETURN
       ---------------------------

       T = ((ERV/P) (1/N)) - 1

       WHERE:    T =      TOTAL RETURN

                 ERV =    REDEEMABLE VALUE AT THE END
                          OF THE PERIOD OF A HYPOTHETICAL
                          $1,000 INVESTMENT MADE AT THE
                          BEGINNING OF THE PERIOD.

                 P =      A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

                 N =      NUMBER OF YEARS

       EXAMPLE:

         SINCE INCEPTION:    (    08/01/75 TO 04/30/97 ):
                             ((   3,840.47 /1,000 (1/(   7944 /365))-1) = 6.38%
         1 YEAR              (    04/30/96 TO 04/30/97 ):
                             ((   1,039.27 /1,000 (1/(    365 /365))-1) = 3.93%
         2 YEAR              (    04/30/95 TO 04/30/97 ):
                             ((   1,100.43 /1,000 (1/(    730 /365))-1) = 4.90%
         3 YEAR              (    04/30/94 TO 04/30/97 ):
                             ((   1,155.85 /1,000 (1/(   1095 /365))-1) = 4.95%
         5 YEAR              (    04/30/92 TO 04/30/97 ):
                             ((   1,284.55 /1,000 (1/(   1825 /365))-1) = 5.14%
         10 YEAR             (    04/30/87 TO 04/30/97 ):
                             ((   1,844.45 /1,000 (1/(   3650 /365))-1) = 6.31%

                                            AMSOUTH MUTUAL FUNDS
                                            EXHIBIT 16
                                            TOTAL RETURN

                                            AMSOUTH MUNICIPAL BOND FUND
                                            CLASSIC SHARES


       AVERAGE ANNUAL TOTAL RETURN
       ---------------------------

       T = ((ERV/P) (1/N)) - 1

       WHERE:    T =     TOTAL RETURN

                 ERV =   REDEEMABLE VALUE AT THE END
                         OF THE PERIOD OF A HYPOTHETICAL
                         $1,000 INVESTMENT MADE AT THE
                         BEGINNING OF THE PERIOD.

                 P =     A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

                 N =     NUMBER OF YEARS

       EXAMPLE:

         SINCE INCEPTION:    (    08/01/75 TO 04/30/97 ):
                             ((   3,646.03 /1,000 (1/(   7944 /365))-1) = 6.12%
         1 YEAR              (    04/30/96 TO 04/30/97 ):
                             ((   1,036.78 /1,000 (1/(    365 /365))-1) = 3.68%
         2 YEAR              (    04/30/95 TO 04/30/97 ):
                             ((   1,095.18 /1,000 (1/(    730 /365))-1) = 4.65%
         3 YEAR              (    04/30/94 TO 04/30/97 ):
                             ((   1,147.59 /1,000 (1/(   1095 /365))-1) = 4.70%
         5 YEAR              (    04/30/92 TO 04/30/97 ):
                             ((   1,269.29 /1,000 (1/(   1825 /365))-1) = 4.88%
         10 YEAR             (    04/30/87 TO 04/30/97 ):
                             ((   1,800.94 /1,000 (1/(   3650 /365))-1) = 6.06%

                                            AMSOUTH MUTUAL FUNDS
                                            EXHIBIT 16
                                            TOTAL RETURN

                                            AMSOUTH EQUITY INCOME FUND


       AGGREGATE TOTAL RETURN
       ----------------------

       T = ((ERV/P) - 1

       WHERE:    T =     TOTAL RETURN

                 ERV =   REDEEMABLE VALUE AT THE END
                         OF THE PERIOD OF A HYPOTHETICAL
                         $1,000 INVESTMENT MADE AT THE
                         BEGINNING OF THE PERIOD.

                 P =     A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.


       EXAMPLE:

         SINCE INCEPTION:    (    03/20/97 TO 04/30/97 ):
                             (   1,017.53 /1,000)-1) = 1.75%
         MONTHLY:            (    03/31/97 TO 04/30/97 ):
                             (   1,034.95 /1,000)-1) = 3.49%

            AMSOUTH MUTUAL FUNDS
            EXHIBIT 16
            30-DAY S.E.C. YIELD CALCULATIONS
            AMSOUTH EQUITY INCOME FUND


                                            (a-b)
30-Day S.E.C. Yield Equation  =  2 ([(  --------------- +1)6]-1)=
                                             (cd)


WHERE  a =    Dividends and interest earned during the period

       b =    Expenses accrued for the period (net of reimbursements)

       c = The average daily number of shares outstanding during the period that were entitled to receive dividends

       d = The offering price (without CDSC) or the maximum redemption price (with CDSC) per share on the last day of the period


                                 (   14,468.19 =   8,679.34)
30-Day S.E.C. Yield   =    2 ([( --------------------------- +1)6]-1)= 1.09%
                                 ( 598,237.977 =      10.64)


The performance was computed based on the thirty day period ending
April 30, 1997